Exhibit 10.4

FORBES ENERGY SERVICES LTD.

2017 MANAGEMENT INCENTIVE PLAN

1. Purpose of the Plan. The purpose of the Plan is to: (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide additional incentive to key Service Providers of the Company, and (iii) promote the success of the Company’s business. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock Based Awards.

2. Definition. As used in this Plan, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees that shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” shall mean, with respect to any Person or entity, a Person that that, directly or indirectly controls, is controlled by, or is under common control with such Person or entity.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock Based Awards.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Awarded Stock” means the Common Stock subject to an Award.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means the definition of such term, “good cause” or a term of similar import in an employment agreement between the Participant and the Company. If the Participant is not party to such an Aagreement, then Cause means the occurrence of any of the following:

(i) the Participant’s failure to substantially perform such Participant’s duties with the Company or any Affiliate as determined by the Board;

(ii) the Participant’s willful failure or refusal to perform specific directives of the Board or the Company, which directives are consistent with the scope and nature of the Participant’s duties and responsibilities;

(iii) the Participant’s conviction of a felony; or

(iv) a breach of the Participant’s fiduciary duty to the Company or any Affiliate or willful violation in the course of performing the Participant’s duties for the Company or any Affiliate of any policy, rule, or directive of the Company or any Affiliate, or of any law, rule or regulation (other than traffic violations or other minor offenses). No act or failure to act on the Participant’s part shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interest of the Company.

(i) “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events:

(i) Any Person, other than a Significant Shareholder, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power represented by the Company’s then outstanding voting securities; or

(ii) The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a Significant Shareholder;

provided, however, that no transaction will constitute a Change in Control unless it constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of its assets, in each case within meaning of Section 409A of the Code and the Treasury regulations promulgated thereunder.

(j) “Code” means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations promulgated thereunder. Any reference to a section of the Code shall be a reference to any successor or amended section of the Code.

(k) “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

(l) “Common Stock” means the Common Stock of the Company, or in the case of Performance Units, Restricted Stock Units, and certain Other Stock Based Awards, the cash equivalent thereof, as applicable.

(m) “Company” means Forbes Energy Services Ltd., a Delaware corporation, and any successor thereto.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its sole discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Dividend Equivalent” means a credit, made at the sole discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one (1) Share for each Share represented by an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right.

(q) “Effective Date” means the effective date of the Plan of Reorganization.

(r) “Employee” means any person, including officers, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(s) “Equity Value” means the aggregate value of the Company’s outstanding equity securities at the time of a Change in Control and shall be equal to the aggregate cash and fair market value of other property received by the Company’s shareholders in the transaction that results in the Change in Control. For this purpose, the fair market value of any property received by the Company’s shareholders that is not traded on an established securities exchange shall be the value ascribed to such property in the definitive agreement entered into in connection with the Change in Control. Any (x) proceeds which are not actually received by the Company’s shareholders at the time of the consummation of the Change in Control but are subject to a contingency or future event (including cash proceeds placed in escrow and cash proceeds subject to an earn out) shall be considered received by the Company’s shareholders only if and when the shareholders actually receive those proceeds, and (y) Company equity securities that shareholders continue to beneficially own following the Change of Control, shall not be considered to be property received in connection with the Change in Control.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exit Financing” means the exit financing made available to the Company and its domestic subsidiaries by certain holders of the Company’s 9% senior notes pursuant to the Plan of Reorganization.

(v) “Exit Financing Termination Date” means the earlier of (i) the date that the Exit Financing ceases to be outstanding as a result of all obligations being repaid in full in cash and all commitments terminated or (ii) the stated maturity date of the Exit Financing.

(w) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the need for a determination of Fair Market Value arises as a result of a Liquidity Event, Fair Market Value shall be the value ascribed to a share of Common Stock in such Liquidity Event;

(ii) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market (formerly the NASDAQ National Market) or the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market) of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iv) In the absence of a determination under (i), (ii) or (iii) above, Fair Market Value shall be determined in good faith by the Administrator, provided that if any applicable Participant or Participants advise the Administrator that the same believe the Fair Market Value of such Partipant’s or Participants’ shares applicable to such determination to exceed one million dollars ($1,000,000), then the Administrator and the applicable Participant(s) shall work in good faith and on an informal basis to agree on the Fair Market Value. If within thirty (30) days following the event that triggered a need to determine the Fair Market Value, the Administrator and the applicable Participant(s) cannot reach an agreement on the Fair Market Value, the Administrator and such Participant(s) shall jointly agree to appoint an independent business appraiser for the purpose of determining the Fair Market Value. If the Administrator and Participant(s) are unable to agree upon the appointment of a single independent business appraiser, then (i) the Administrator, on the one hand, and such Participant(s), on the other hand, each shall appoint one independent business appraiser, (ii) the two independent business appraisers shall mutually appoint a third independent business appraiser and (iii) the third independent business appraiser shall determine the Fair Market Value. The determination of the Fair Market Value made by such independent business appraiser will, absent manifest error, be final, conclusive, and binding on the Administrator and such Participant(s). Each of the Company, on the one hand, and such Participant(s), on the other hand, shall pay fifty (50%) percent of the fees and expenses of the independent business appraiser(s) incurred in connection with the determination of the Fair Market Value.

(x) “Incentive Stock Option” means an Option intended to qualify and receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

(y) “Liquidity Event” means

(i) a Change in Control in which (a) Participants receive cash and/or marketable securities as part of the consideration from such Change in Control directly from the purchaser sufficient to satisfy their withholding income tax obligations or (b) the Company receives cash and/or marketable securities as part of the consideration from such Change in Control and allocates and distributes an amount of the cash and/or marketable securities to the Participants sufficient to satisfy their withholding income tax obligations;

(ii) any other transaction in which the Participants may be involved and which results in the Participants receiving cash and/or marketable securities sufficient to satisfy their withholding income tax obligations.

(z) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(aa) “Option” means an option to purchase Common Stock granted pursuant to the Plan.

(bb) “Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

(cc) “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Participant” means a Service Provider who has been granted an Award under the Plan.

(ee) “Performance Goals” means goals which have been established by the Committee in connection with an Award and are based on one (1) or more of the following criteria, as determined by the Committee in its absolute and sole discretion: net income; cash flow; cash flow on investment; pre-tax or post-tax profit levels or earnings; operating income or earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales growth; sales volume; economic profit; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total shareholder return; stock price; stock price appreciation; EBIT, adjusted EBIT, EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; EBITDAR; adjusted EBITDAR; return in excess of cost of capital; operating profits; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; revenue before deferral; regulatory body approval for commercialization of a product; implementation or completion of critical projects; research; in-licensing; out-licensing; product development; government relations; compliance; mergers and acquisitions; or sales of assets or subsidiaries.

(ff) “Performance Period” means the time period during which the Performance Goals or performance objectives must be met.

(gg) “Performance Shares” means Shares issued pursuant to a Performance Share Award under Section 10 of the Plan.

(hh) “Performance Unit” means, pursuant to Section 10 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.

(ii) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or other target levels of performance, or the occurrence of other events as determined by the Administrator.

(jj) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act).

(kk) “Plan” means this 2017 Management Incentive Plan.

(ll) “Plan of Reorganization” means the prepackaged joint plan of reorganization of the Company and its domestic subsidiaries dated December 21, 2016, as amended, modified or supplemented, effective on the Effective Date.

(mm) “Reorganized Company” means the Company as reorganized pursuant to the Plan of Reorganization.

(nn) “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8 or issued pursuant to the early exercise of an Option.

(oo) “Restricted Stock Unit” means, pursuant to Sections 4 and 11 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one (1) Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.

(pp) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(qq) “Service Provider” means an Employee.

(rr) “Share” means a share of Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ss) “Significant Shareholder” means (i) any shareholder of the Company as of the Effective Date who, together with its Affiliates, “beneficially owns” (as defined in Rule 13d-3 of the Exchange Act) as of the Effective Date five percent (5%) or more of the Company’s outstanding voting securities and (ii) with respect to any shareholder described in clause (i) that is an investment fund, any other investment fund managed by the same or an affiliated investment manager.

(tt) “Stock Appreciation Right” or “SAR” means, pursuant to Section 9 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised/settled and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.

(uu) “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the Section 15 of the Plan, the maximum aggregate number of Shares that may be subject to Awards under the Plan shall be seven hundred fifty thousand (750,000) (the “Aggregate Share Reserve”) which is equal to twelve and one-half of one percent (12.5%) times the sum of (i) the number of shares of Common Stock issued to holders of the Company’s 9% senior notes as of the Effective Date and (ii) the number of shares of Common Stock issued or issuable pursuant to the Plan, all of which may be subject to Incentive Stock Options (the shares of Common Stock issued or issuable in clauses (i) and (ii) being the “Contemplated Shares”). The Aggregate Share Reserve includes three-tenths of one percent (0.3%) of the Contemplated Shares that are issuable to certain Participants based on how long the Exit Financing remains outstanding, as discussed below in Section 3(a)(iii). The Aggregate Share Reserve shall be divided into five pools.

(i) Performance-Based Awards Grant Pool. On the Effective Date or reasonably promptly thereafter, Awards in respect of one percent (1%) of the Contemplated Shares shall be granted to Participants and shall vest upon the achievement of certain performance metrics as provided for in the Award Agreement.

(ii) Time-Based Awards Grant Pool. On the Effective Date or reasonably promptly thereafter, Awards in respect of seven and two-tenths of one percent (7.2%) of the Contemplated Shares, or four hundred thirty-two thousand (432,000) Shares (the “Time-Based Awards”) shall be granted to Participants and shall vest as follows: (a) one-fifth (1/5th) shall vest on the later of (i) the Effective Date and (ii) the date of grant and (b) one-fifth (1/5th) shall vest on each one year anniversary of the Effective Date through the fourth anniversary of the Effective Date.

(iii) Exit Financing Awards Grant Pool. On the Effective Date or reasonably promptly thereafter, Awards in respect of up to three-tenths of one percent (0.3%) of the Contemplated Shares, or up to eighteen thousand (18,000) Shares (the “Exit Financing Shares”), shall be granted to Participants in accordance with this Section 3(a)(iii). If the Exit Financing Termination Date occurs within eighteen (18) months after the effective date of the Exit Financing, then the number of Shares subject to the Awards granted to Participants in accordance with this Section 3(a)(iii) shall be zero (0). If the Exit Financing Termination Date does not occur within eighteen (18) months after the effective date of the Exit Financing, then the number of Shares subject to the Awards granted to Participants in accordance with this Section 3(a)(iii) shall be determined by multiplying the Exit Financing Shares by a fraction, (A) the numerator of which is the number of days between (x) eighteen (18) months after the effective date of the Exit Financing and (y) the Exit Financing Termination Date, and (B) the denominator of which is the number of days between (x) eighteen (18) months after the effective date of the Exit Financing and (y) the stated maturity date of the Exit Financing. The Awards granted to Participants pursuant to this Section 3(a)(iii) shall (A) vest as follows: (a) two-fifths (2/5ths) shall vest on the first day following the date that is eighteen (18) months after the effective date of the Exit Financing and (b) one-fifth (1/5th) shall vest on each of the second, third and fourth anniversaries of the effective date of the Exit Financing and (B) be allocated ratably on the same basis as the Time-Based Awards to Participants on the later of (i) the Effective Date and (ii) the date of grant of the Time-Based Awards pursuant to Section 3(a)(ii).

(iv) Reserved Grant Pool. The remaining four percent (4%) of the Contemplated Shares, or two hundred forty thousand (240,000) Shares (the “Reserved Grant Pool”), shall be reserved for Awards as determined by the Board of the Reorganized Company in consultation with the Chairman of the Board; provided, however, that if, at the time of a Change in Control, any Shares remain in the Reserved Grant Pool (the “Unallocated Reserved Shares”), additional grants of Awards shall be made as follows: (x) if the Change in Control is consummated at an Equity Value of at least $283 million, 50% of the Unallocated Reserved Shares shall be granted in the form of Restricted Stock that will vest immediately prior to but subject to the consummation of the Change in Control and (y) if the Change in Control is consummated at an Equity Value of at least $354 million, the remaining 50% of the Unallocated Reserved Shares shall be granted in the form of Restricted Stock that will vest immediately prior to but subject to the consummation of the Change in Control. Any grants made pursuant to the provision in the preceding sentence shall be allocated to Participants who are employed by the Company or one of its Subsidiaries at the time of the Change in Control in proportion to the number of Shares covered by Awards they then hold.

(v) Lapsed Award Grant Pool. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture are forfeited, the Shares allocable to the terminated portion of the Award or the forfeited Shares shall revert to the Plan and be added to the Lapsed Award Grant Pool, and shall again be available for grant under the Plan as determined by the Compensation Committee of the Reorganized Company in consultation with the Chairman of the Board; provided, however, that no Awards shall be granted in respect of Shares from the Lapsed Award Grant Pool if there are then Shares available for Awards from the Reserved Grant Pool .

(vi) The allocation of the Awards made from the pools established pursuant to Section 3(a)(i) and Section 3(a)(ii) shall be as determined by the Chairman of the Board in consultation with the Board of the Reorganized Company.

(b) Share Counting. Upon the granting of an Award, the number of Shares subject to the Award shall be counted against the Aggregate Share Reserve.

(c) Share Reserve. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws.

(ii) Rule 16b-3. To the extent any transaction contemplated under the plan is subject to Rule 16b-3 of the Exchange Act, if a transaction is intended to be exempt under Rule 16b-3, it shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to the Committee, the Administrator shall have the authority, in its discretion to:

(i) subject to clause (iv) of the definition of Fair Market Value, to determine the Fair Market Value of Awards;

(ii) select the Service Providers to whom Awards may be granted under this Plan;

(iii) determine the number of Shares to be covered by each Award granted under this Plan;

(iv) approve forms of Award Agreements for use under the Plan;

(v) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals or other performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant’s rights under an outstanding

Award shall not be made without the Participant’s written consent; however, except as otherwise provided in Section 15, the Administrator shall not, without prior approval of the Company’s shareholders (i) amend the exercise price of outstanding Options or SARs, (ii) cancel and regrant Options or SARs at a lower exercise price, or (iii) substitute underwater Options for other securities (including buyouts through issuance of such cash or other means). Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonstatutory Stock Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code.

(viii) allow Participants to satisfy withholding income tax obligations by (i) payment to the Company of the amount of such withholding obligation by cash, wire transfer, certified check or bank draft, (ii) electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to or less than the maximum statutory withholding rate for the applicable jurisdiction or (iii) a combination of the above; provided, however, that Participants shall not be entitled to satisfy withholding income tax obligations by having Shares withheld pursuant to clause (ii) above if the income tax withholding obligations arise in connection with a Liquidity Event or following an initial public offering of the Common Stock (or the securities that are subject to the Award following an adjustment pursuant to Section 15) to the extent that following the initial public offering there are not, at the time the income tax withholding is due, any legal or contractual restrictions on the ability of the Participants to sell such Shares in the public market as may be necessary to fund the required withholding income taxes. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of income tax to be withheld is to be determined, and all elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(ix) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(x) allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;

(xi) determine whether Awards shall be settled in Shares, cash or in a combination of Shares and cash;

(xii) create Other Stock Based Awards for issuance under the Plan;

(xiii) establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xiv) establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals or other performance criteria, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award; and

(xv) make all other determinations that the Administrator deems necessary or advisable for administering the Plan.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, actions and interpretations shall be final, conclusive and binding on all persons having an interest in the Plan.

(d) Indemnification. The Company shall defend and indemnify members of the Board, officers and Employees of the Company or of a Parent or Subsidiary to whom authority to act for the Board, the Administrator or the Company is delegated (“Indemnitees”) to the maximum extent permitted by law against (i) all reasonable expenses, including reasonable attorneys’ fees incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein (collectively, a “Claim”), to which any of them is a party by reason of any action taken or failure to act in connection with the Plan, or in connection with any Award granted under the Plan; and (ii) all amounts required to be paid by them in settlement the Claim (provided the settlement is approved by the Company) or required to be paid by them in satisfaction of a judgment in any Claim. However, no person shall be entitled to indemnification to the extent he is determined in such Claim to be liable for gross negligence, bad faith or intentional misconduct. In addition, to be entitled to indemnification, the Indemnitee must, within thirty (30) days after written notice of the Claim, offer the Company, in writing, the opportunity, at the Company’s expense, to defend the Claim. The right to indemnification shall be in addition to all other rights of indemnification available to the Indemnitee.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. $100,000 Limitation for Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Options with respect to such Shares are granted.

7. Options.

(a) Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but shall not be less than Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

(i) cash;

(ii) check;

(iii) other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vi) any combination of the foregoing methods of payment; or

(vii) any other consideration and method of payment for the issuance of Shares permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Shareholder. Any Option granted under this Plan shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination pursuant to the terms of the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination after which the Option shall terminate. Unless otherwise provided by the Award Agreement, if on the date of termination the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan as provided in Section 3(c). If the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by the Option shall revert to the Plan as provided in Section 3(c).

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of his Disability, the Participant may exercise his Option, to the extent vested, within the time specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If no time for exercise of the Option on Disability is specified in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination for Disability. Unless otherwise provided by the Administrator, on the date of termination for Disability, the unvested portion of the Option shall revert to the Plan. If after termination for Disability, the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate and the remaining Shares covered by such Option shall revert to the Plan as provided in Section 3(c).

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option, to the extent vested, may be exercised within the time specified in the Award Agreement (but in no event may the Option be exercised later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his death; provided that such designation must be acceptable to the Administrator. If no beneficiary has been designated by the Participant, then the Option may be exercised by the personal representative of the Participant’s estate, or by the persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Award Agreement does not specify a time within which the Option must be exercised following a Participant’s death, it shall be exercisable for twelve (12) months following his death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall immediately vest. If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan as provided in Section 3(c).

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.

(c) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Award made under the Plan shall be released from escrow as soon as practical after the last day of the Period of Restriction. The Administrator, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.

(d) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Award Agreement provides otherwise.

(e) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(f) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Plan as provided in Section 3(c).

9. Stock Appreciation Rights

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, including the sole discretion to accelerate exercisability at any time.

(b) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement.

Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) shall also apply to SARs.

(d) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof, unless the Award Agreement provides otherwise.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion. The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.

(b) Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value established by the Administrator on or before the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator shall set Performance Goals or other performance objectives in its sole discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be paid out to the Participant. Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator in its sole discretion shall determine. The Administrator may set Performance Goals or performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its sole discretion.

(d) Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or performance objectives have been achieved. After the grant of Performance Units or Performance Shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives for the Performance Unit or Performance Share.

(e) Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.

(f) Cancellation of Performance Units or Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares shall be forfeited and the Shares subject to the Award shall revert to the Plan as provided in Section 3(c).

11. Restricted Stock Units. Restricted Stock Units shall represent the right of a Participant to receive a payment upon vesting of the Restricted Stock Unit (or on any later date specified by the Administrator and set forth in the Award Agreement at the time of grant) equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit vests or such other date as determined by the Administrator at the time the Restricted Stock Unit was granted. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the payment to which the Participant has become entitled) or in a combination of cash and Shares. Upon the forfeiture or other termination of Restricted Stock Units without payment therefore, Shares subject to the Award shall revert to the Plan as provided in Section 3(c).

12. Other Stock Based Awards. Other Stock Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.

13. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three (3) months following the expiration of the leave of absence, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by the laws of descent, distribution or pursuant to a qualifed domestic relations order, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event that (a) the outstanding Shares are changed into or exchanged for a different number or kind of shares of stock or other securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, substitution, exchange or other similar corporate event or transaction or (b) there is an extraordinary dividend or distribution by the Company or an Affiliate in respect of its Shares, an equitable adjustment shall be made, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the Plan, the number and kind of shares of stock or other securities or other equity interests subject to outstanding Awards and the exercise price thereof, if applicable, and the numerical limits in Section 3. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practical prior to the effective date of the proposed transaction. The Administrator will provide for a Participant to have the right to exercise his Award, to the extent applicable, until ten (10) days prior to the transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse one hundred percent (100%), and that any Award vesting shall accelerate one hundred percent (100%), provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award shall terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. This Section 15(c) shall apply except to the extent otherwise provided in the Award Agreement or the employment agreement between a Participant and the Company or a Subsidiary of the Company.

(i) Stock Options and SARs. In the event of a Change in Control that results in ownership by a successor corporation, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Unless determined otherwise by the Administrator, if the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted on the Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of at least ninety (90) days prior to the Change in Control (the any exercise of an Option or SAR that was not otherwise exercisable bing subject to the Change in Control actually occurring), and the Option or SAR shall terminate upon the the occurrence of the Change in Control. For the purposes of this Section 15(c)(i), the Option or SAR shall be considered assumed if, following the Change in Control, the option or SAR confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether securities, cash, or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance objectives shall not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant’s consent; provided, however, a modification to performance objectives only to reflect the successor corporation’s post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.

(ii) Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and Other Stock Based Awards. In the event of a Change in Control, each outstanding Award of Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, and Other Stock Based Award shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, and Other Stock Based Award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Unless determined otherwise by the Administrator, if the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award, including as to Shares or Units that would not otherwise be vested, all applicable restrictions shall lapse, and all performance objectives and other vesting criteria shall be deemed achieved at targeted levels. For the purposes of this Section 15(c)(ii), an Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock Based Awards shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit), the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide that the consideration to be received for each Share (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit) be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the

Change in Control. Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance objectives shall not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant’s consent; provided, however, a modification to the performance objectives only to reflect the successor corporation’s post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.

16. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or a later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. The Plan became effective on the Effective Date and thereafter shall continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan. The Plan shall terminate upon the occurrence of a Change in Control and no Awards may be granted following a Change in Control.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially or adversely impair the rights of any Participant, unless otherwise mutually agreed upon by the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted under the Plan prior to the date of termination.

19. Conditions upon issuance of shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Taxes. No Shares shall be delivered under the Plan to any Participant or other person until the Participant or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., U.S.-federal, U.S.-state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of a whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of the Award.

20. Severability. Notwithstanding any provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22. No Rights to Awards. No eligible Service Provider or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator shall be obligated to treat Participants or any other person uniformly.

23. No Shareholder Rights. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by an Award until the Participant becomes the owner of the Shares.

24. Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

25. Governing Law. The Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of Texas, without regard to choice of law principles that direct the application of the laws of another state.

26. No Effect on Terms of Employment or Consulting Relationship. The Plan shall not confer upon any Participant any right as a Service Provider, nor shall it interfere in any way with his right or the right of the Company or a Parent or Subsidiary to terminate the Participant’s service at any time, with or without cause, and with or without notice. There is no obligation for uniformity of treatment of any Service Provider of the Company or any Participant.

27. Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Parent or Subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan. Any investments or the creation or maintenance of any trust for any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Parent or Subsidiary and Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or Parent or Subsidiary. The Participants shall have no claim against the Company or any Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

28. Section 409A. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The following rules shall apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(a) Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six (6) month period following such separation from service.

(b) In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.

(c) In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

29. Construction. Headings in this Plan are included for convenience and shall not be considered in the interpretation of the Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.

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